Exhibit 4.1

EXPEDIA GROUP, INC.,

as Issuer

the Subsidiary Guarantors from time to time parties hereto,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

6.250% Senior Notes due 2025

INDENTURE

Dated as of May 5, 2020

i

SECTION 11.9.	No Recourse Against Others	45
SECTION 11.10.	Successors	45
SECTION 11.11.	Multiple Originals	45
SECTION 11.12.	Variable Provisions	45
SECTION 11.13.	[Reserved]	45
SECTION 11.14.	Table of Contents; Headings	45
SECTION 11.15.	Waiver of Jury Trial	45
SECTION 11.16.	Force Majeure	45
SECTION 11.17.	FATCA	46
SECTION 11.18.	Electronic Signatures	46

Rule 144A/Regulation S Appendix

Exhibit 1 — Form of Note

Exhibit A — Form of Incumbency Certificate

INDENTURE, dated as of May 5, 2020, among EXPEDIA GROUP, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time parties hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of Holders of the Company’s Initial Notes and Additional Notes:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions.

“Additional Notes” means Notes issued under this Indenture after the Issue Date and in compliance with Section 2.13, it being understood that any Notes issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note.

“Affiliated Holders” means, with respect to any specified natural person, (a) such specified natural person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified natural person and each of the persons referred to in clause (a) of this definition, and (c) any company, partnership, trust or other entity or investment vehicle created for the benefit of, or Controlled by, such specified natural person or any of the persons referred to in clause (a) or (b) of this definition or the holdings of which are for the primary benefit of such specified natural person or any of the persons referred to in clause (a) or (b) of this definition or created by any such person for the benefit of any charitable organization or for a charitable purpose.

“Attributable Debt” means, with respect to any sale and lease-back transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Board of Directors” or “Board” means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any one of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved or ratified by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and either (i) each transferee becomes a Subsidiary of the transferor of such assets or (ii) holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the transferee.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary (the “Sub Entity”) of a holding company and (2) holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of such holding company; provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the preamble to this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the “Company” shall mean such successor corporation.

“Consolidated Net Assets” means, as of the time of determination, the aggregate amount of assets of the Company and its consolidated Subsidiaries after deducting all current liabilities other than (1) short-term borrowings, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases, as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP at the end of the most recently completed fiscal quarter or fiscal year, as applicable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. A person shall be deemed to Control another person if such person (1) is an officer or director of the other person or (2) directly or indirectly owns or controls 10% or more of the other person’s Capital Stock. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, this Indenture shall be administered; which office at the date of the execution of this Indenture is located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of September 5, 2014, among Expedia Group, Inc., Expedia, Inc., Travelscape, LLC, Hotwire, Inc., the lenders party thereto, JPMorgan Chase Bank N.A., as administrative agent, and J.P. Morgan Europe Limited, as London agent, as the same has been amended, supplemented or otherwise modified on or prior to May 5, 2020 including by that certain First Amendment, dated as of February 4, 2016, that certain Second Amendment, dated as of December 22, 2016, that certain Third Amendment, dated as of April 25, 2017, that certain Fourth Amendment, dated as of May 31, 2018, that certain Fifth Amendment, dated as of September 10, 2018, that certain Sixth Amendment, dated as of December 28, 2018, that certain Seventh Amendment, dated as of March 7, 2019, and that certain Restatement Agreement, dated as of May 4, 2020, and as may be further amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Company in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Company deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an Officers’ Certificate delivered to the Trustee.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means a Subsidiary other than a Foreign Subsidiary.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Fitch” means Fitch Inc., a subsidiary of Hearst Communications, Inc., and its successors.

“Foreign Subsidiary” means (1) any Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code), (2) any Subsidiary of any entity described in clause (1) of this definition and (3) any Subsidiary that has no material assets other than Capital Stock in one or more persons that are Foreign Subsidiaries pursuant to clause (1) above.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Obligations under this Indenture and the Notes.

“Holder” or “Noteholder” means the person in whose name a Note is registered on the security register books.

“incur” means issue, assume, guarantee or otherwise become liable for.

“Indebtedness” means, with respect to any Person, obligations (other than Nonrecourse Obligations) of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies appointed by the Company.

“Issue Date” means May 5, 2020.

“Lien” means any mortgage, security interest, pledge, lien, charge or other similar encumbrance.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company, any Subsidiary Guarantor or any of the Company’s other direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Company, any Subsidiary Guarantor or any of the Company’s other direct or indirect Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company, any Subsidiary Guarantor or any of the Company’s other direct or indirect Subsidiaries or any of the Company’s, any Subsidiary Guarantor’s or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Offering Memorandum” means the offering memorandum, dated April 23, 2020, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Controller, the Chief Operating Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Secretary or the Assistant Secretary, as applicable.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company.

“Opinion of Counsel” means a written opinion from legal counsel to the Company. The counsel may be an employee of the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or governmental or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

“Permitted Holders” means Barry Diller and his affiliates (including, without limitation, any Affiliated Holders) and any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) with respect to which any such persons collectively exercise a majority of the voting power.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term “principal” shall not include the premium with respect to which such calculation is being made.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, the Company will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act (a “Substitute Rating Agency”).

“Ratings Event” means ratings of the Notes are lowered by at least two of the three Rating Agencies and the Notes are rated below Investment Grade by at least two of the three Rating Agencies in any case on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies). For the avoidance of doubt, the Trustee shall have no responsibility to determine whether a Ratings Event has occurred.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof until the exercise of such option by such holder).

“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held or (2) that is, as of that date, otherwise Controlled (within the meaning of the first sentence of the definition of “Control”), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantors” means any Subsidiary of the Company that, in accordance with the terms of this Indenture, Guarantees the Notes, in each case until such Guarantee is released pursuant to the provisions of Article X.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Trustee who has direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” of a person means all classes of equity securities of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Affiliate”	11.6
“Agent Members”	Appendix
“Appendix”	2.1
“Bankruptcy Law”	6.1
“Change of Control Offer”	4.8(b)
“covenant defeasance option”	8.1(b)
“Custodian”	6.1
Term	Defined in Section

Term	Defined in Section
“Definitive Notes”	Appendix
“Depository”	Appendix
“Distribution Compliance Period”	Appendix
“DTC”	Appendix
“Event of Default”	6.1
“FATCA Withholding Tax”	11.17
“Global Notes”	Appendix
“Initial Notes”	Appendix
“Initial Purchasers”	Appendix
“legal defeasance option”	8.1(b)
“Notes”	Appendix
“Notice of Default”	6.1
“Obligations”	10.1
“Paying Agent”	2.3
“Purchase Agreement”	Appendix
“QIB”	Appendix
“Registrar”	2.3
“Regulation S”	Appendix
“Regulation S Global Note”	Appendix
“Rule 144A”	Appendix
“Rule 144A Global Note”	Appendix
“Rule 144A Notes”	Appendix
“Securities Act”	Appendix
“Securities Custodian”	Appendix
“Sub Entity”	1.1 (“Change of Control”)
“Substitute Rating Agency”	1.1 (“Rating Agency”)
“Successor”	5.1(a)
“Transfer Restricted Notes”	Appendix
“Trigger Period”	1.1 (“Ratings Event”)

SECTION 1.3. Rules of Construction. For purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “including” means including without limitation;

(4) words in the singular include the plural and words in the plural include the singular;

(5) all references to the date the Notes were originally issued shall refer to the Issue Date or the date any Additional Notes were originally issued, as the case may be; and

(6) all references herein to particular Sections or Articles shall refer to this Indenture unless otherwise so indicated.

ARTICLE II

The Notes

SECTION 2.1. Form and Dating. Provisions relating to the Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in each of the Appendix and Exhibit 1 are part of the terms of this Indenture.

SECTION 2.2. Execution and Authentication. An Officer of the Company shall sign the Notes for the Company by manual, facsimile or electronic signature which may be imprinted or otherwise reproduced thereon.

If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $2,000,000,000 of 6.250% Senior Notes due 2025 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by an Officer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The

Company may have one or more additional paying agents. The term “Paying Agent” includes any such additional paying agent. The Company may change the Registrar or appoint one or more co-Registrars without notice.

In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company shall be responsible for the fees and compensations of all agents appointed or approved by it. Either the Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes.

SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, shall notify the Trustee in writing of any default by the Company in making any such payment and shall, during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes. If either of the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.6. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.7. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Company and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity or surety bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

SECTION 2.8. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation and, upon the request of the Company, deliver a certificate of such cancellation to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing any Additional Notes. All cancelled Notes held by the Trustee may be disposed of by the Trustee in accordance with its then customary practices and procedures, unless the Company directs otherwise. The Trustee shall provide to the Company a list of all Notes that have been cancelled from time to time as requested in writing by the Company.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Notes in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or electronically deliver or cause to be mailed or electronically delivered to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.11.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Notes.

SECTION 2.13. Issuance of Additional Notes. After the Issue Date, the Company shall, subject to compliance with the terms of this Indenture but without notice to or the consent of any Holders, be entitled to create and issue Additional Notes under this Indenture, which Notes shall have identical terms as, and rank equally and ratably with, the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, the initial interest accrual date and amount of interest payable on the first payment date applicable thereto.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors of the Company and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date, the initial interest accrual date and the CUSIP number of such Additional Notes, provided, however, that no Additional Notes may be issued with the same CUSIP number as the Notes previously issued under this Indenture if such Additional Notes are not fungible with such previously issued Notes for U.S. federal income tax purposes.

SECTION 2.14. One Class of Notes. The Initial Notes and any Additional Notes shall vote and consent together on all matters (including for purposes of waivers and amendments) as one class; and none of the Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter. The Initial Notes and any Additional Notes shall together be deemed to constitute a single class or series for all purposes under this Indenture (including for purposes of redemptions).

ARTICLE III

Redemption

SECTION 3.1. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed. In connection with any redemption pursuant to paragraph 6 of the Notes prior to February 1, 2025, the Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 15 days before the redemption date unless the Trustee consents to a shorter period.

Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption shall comply with the conditions herein.

SECTION 3.2. Selection of Notes to be Redeemed. If fewer than all the Notes then outstanding are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by such other method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions thereof that the Trustee selects shall be in amounts of $2,000 or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company of the Notes or portions of Notes to be redeemed. Notwithstanding the foregoing, if the Notes are represented by one or more Global Notes, interests in the Notes shall be selected for redemption by the Depository in accordance with its standard procedures therefor.

SECTION 3.3. Notice of Redemption. At least 15 days but not more than 60 days before a date for redemption of Notes, the Company shall mail by first-class mail or electronically deliver a notice of redemption to each Holder of Notes to be redeemed at its registered address. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

The notice shall identify the Notes to be redeemed and shall state:

(1) the aggregate amount of Notes to be redeemed;

(2) the redemption date;

(3) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

(6) if fewer than all the outstanding Notes are to be redeemed, the certificate number (if certificated) and principal amounts of the particular Notes to be redeemed;

(7) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(8) the CUSIP number, or any similar number, if any, printed on the Notes being redeemed;

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Notes; and

(10) any condition precedent to such redemption.

At the Company’s written request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the name of the Company and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3 at least five Business Days prior to the date chosen for giving such notice to the Holders (unless the Trustee shall agree to a shorter period). The notice, if mailed or electronically delivered in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or electronic delivery or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.

SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed or electronically delivered in accordance with Section 3.3, subject to the satisfaction of any conditions precedent set forth in such notice, Notes called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice. Upon surrender to the Paying Agent on or after the redemption date, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Noteholders of record on the relevant record date shall be entitled to receive interest due on an interest payment date occurring on or prior to a redemption date.

SECTION 3.5. Deposit of Redemption Price. By no later than 11:00 a.m. (New York City time) on the date of redemption, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

Unless the Company defaults in the payment of such redemption price, interest on the Notes or portions of Notes to be redeemed shall cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Note, equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE IV

Covenants

SECTION 4.1. Payment of Notes. The Company covenants and agrees that it shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if, on or before 11:00 a.m.(New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.11.

Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal, premium, if any, or interest payments hereunder.

SECTION 4.2. Limitations on Liens. (a) So long as any Notes remain outstanding, the Company will not, directly or indirectly, incur, and will not permit any of its Subsidiaries to, directly or indirectly, incur, any Indebtedness secured by a Lien upon any property or assets (including Capital Stock) of the Company, or any of its Subsidiaries or upon any shares of stock or Indebtedness of any of its Subsidiaries (whether such property, assets, shares of stock or Indebtedness are now existing or owned or hereafter created or acquired) without in any such case effectively providing, concurrently with or prior to the incurrence of any such secured Indebtedness, or the grant of a Lien with respect to any such Indebtedness to be so secured, that the Notes or, in respect of Liens on the property or assets of any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor (together with, if the Company shall so determine, any other Indebtedness of or guarantee by the Company, the Subsidiary Guarantors or any of their respective Subsidiaries ranking equally in right of payment with the Notes or the Guarantee) shall be secured equally and ratably with (or, at the Company’s option, prior to) such Indebtedness to be so secured; provided, however, that the foregoing restrictions shall not apply to:

(1) Liens on property, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Company, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;

(2) Liens on property, shares of stock or Indebtedness existing at the time of acquisition thereof by the Company or a Subsidiary of the Company or any of its Subsidiaries (which may include property previously leased by the Company or any of its Subsidiaries and leasehold interests on such property; provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or Indebtedness to secure the payment of all or any part of the purchase price thereof, or Liens on property, shares of stock or Indebtedness to secure any Indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(3) Liens securing Indebtedness of any of the Company’s Subsidiaries or of the Company owing to the Company or any of its Subsidiaries;

(4) Liens existing on the Issue Date, other than any Liens securing Indebtedness outstanding under the Credit Agreement;

(5) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes a Subsidiary of the Company or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to the Company or any of its Subsidiaries; provided that such Lien was not incurred in anticipation of such merger, consolidation, or sale, lease or other disposition or other transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(7) Liens securing all of the Notes or the Guarantees; or

(8) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (7), inclusive, without increase of the principal of the Indebtedness secured thereby; provided, however, that any Liens permitted by any of the foregoing clauses (1) to (7), inclusive, shall not extend to or cover any property of the Company or any of its Subsidiaries, as the case may be, other than the property specified in such clauses and improvements thereto.

(b) Notwithstanding the foregoing provisions of this Section 4.2, the Company and its Subsidiaries may incur Indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes, or in respect of Liens on any Subsidiary Guarantor’s property or assets, the Guarantee of such Subsidiary Guarantor; provided that after giving effect thereto, the aggregate amount of all Indebtedness so secured by Liens (not including Liens permitted under clauses (1) through (8) of Section 4.2(a)), together with all Attributable Debt outstanding pursuant to Section  4.3(b) does not at the time exceed 10% of the Consolidated Net Assets of the Company.

SECTION 4.3. Limitation on Sale and Lease-Back Transactions.

(a) The Company shall not directly or indirectly, and shall not permit any of its Subsidiaries directly or indirectly to, enter into any sale and lease-back transaction for the sale and leasing back of any property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the Issue Date;

(2) such transaction was for the sale and leasing back to the Company of any property by one of the Company’s Subsidiaries;

(3) such transaction involves a lease for not more than three years (or which may be terminated by the Company or such Subsidiary within a period of not more than three years);

(4) the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien with respect to such sale and lease-back transaction without equally and ratably securing the Notes and the Guarantees pursuant to clauses (1) through (8) of Section 4.2(a); or

(5) the Company or any Subsidiary of the Company applies an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in the business of the Company or of any of its Subsidiaries or to the retirement of long-term Indebtedness within 270 days before or after the effective date of any such sale and lease-back transaction; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, the Company may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Company.

(b) Notwithstanding the restrictions set forth in Section 4.3(a), the Company and its Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all Attributable Debt outstanding with respect to such transactions, together with all Indebtedness outstanding pursuant to Section 4.2(b), does not at the time exceed 10% of the Consolidated Net Assets of the Company.

SECTION 4.4. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the knowledge of the signers thereof any Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) occurred during the previous fiscal year, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.5. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

SECTION 4.6. Existence. Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other Person.

SECTION 4.7. SEC Reports. The Company shall comply with all the applicable provisions of Section 314(a) of the Trust Indenture Act. Delivery of information, documents or reports to the Trustee pursuant to such provisions is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate).

SECTION 4.8. Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has mailed or electronically delivered, or has caused to be mailed or electronically delivered, a notice of redemption pursuant to paragraph 6 of the Notes with respect to all outstanding Notes and redeems all Notes validly tendered pursuant to such notice of redemption, each Holder shall have the right to require the Company to repurchase such Holder’s Notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of such purchase (subject to the right of Noteholders of record on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of such purchase), in accordance with the terms set forth in this Section 4.8.

(b) Within 30 days following any Change of Control Triggering Event, unless the Company has previously or concurrently mailed or electronically delivered a redemption notice with respect to all outstanding Notes pursuant to paragraph 6 of the Notes, the Company shall mail by first-class mail, or electronically deliver if the Notes are held by the Depository, a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of purchase);

(2) the circumstances and relevant facts regarding such Change of Control Triggering Event;

(3) the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically delivered, except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event pursuant to Section 4.8(f), which, in the Company’s discretion, may provide that the purchase date shall be delayed until a date that is no later than 90 days after the occurrence of the Change of Control Triggering Event;

(4) if the notice is mailed or electronically delivered prior to a Change of Control Triggering Event, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring; and

(5) the instructions, as determined by the Company, consistent with this Section 4.8, that the Holder must follow in order to have that Holder’s Notes purchased.

(c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

(d) On the purchase date, all Notes purchased by the Company under this Section 4.8 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.8, the Company shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.8 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and may be conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.8 by virtue of its compliance with such securities laws or regulations.

ARTICLE V

Consolidation, Merger and Sale of Assets

SECTION 5.1. When the Company or a Subsidiary Guarantor May Merge or Transfer Assets. Neither the Company nor any Subsidiary Guarantor may consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:

(a) the Company, or in the case of a Subsidiary Guarantor, such Subsidiary Guarantor, shall be the continuing Person, or the successor Person formed by or resulting from such consolidation or merger or the Person which receives the transfer of such properties or assets (the “Successor”) shall be a Person organized and existing under the laws of the United States of America or any State or jurisdiction thereof and the Successor (if not the Company or such Subsidiary Guarantor, as the case may be) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes, this Indenture and any Guarantee, as applicable (provided that such Successor shall not be required to assume the obligations of any such Subsidiary Guarantor if (I) such Successor is already a Subsidiary Guarantor or (II) such Successor would not, after giving effect to such transaction, be required to guarantee the Notes under the provisions of Article X);

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale or lease and such supplemental indenture (if any) comply with clauses (a) and (b) above (except that such Opinion of Counsel need not opine as to clause (b) above).

SECTION 5.2. Successor Corporation Substituted. The Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture. The Company or such Subsidiary Guarantor shall be relieved of all obligations and covenants under the Notes, the Guarantees, if any, and this Indenture to the extent the Company or such Subsidiary Guarantor was the predecessor Person; provided, that in the case of a lease of all or substantially all of the Company’s properties or assets, the Company will not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes. Notwithstanding any provision to the contrary, the restrictions contained in this Article V shall not apply to any merger or consolidation of a Subsidiary Guarantor into, or any sale, lease or conveyance of assets by a Subsidiary Guarantor to, the Company or any other Subsidiary Guarantor or to any Subsidiary Guarantor upon any termination of the Guarantee of that Subsidiary Guarantor in accordance with this Indenture.

ARTICLE VI

Defaults and Remedies

SECTION 6.1. Events of Default. An “Event of Default” occurs with respect to the Notes if:

(1) there is a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for 30 days;

(2) there is a default in the payment of the principal or premium, if any, of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption or otherwise;

(3) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clauses (1) or (2) above) and such failure continues for 90 days after the notice specified below;

(4) there is a failure to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or any of its Subsidiaries owing to the Company or any of its Subsidiaries) in an amount in excess of $35,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for 30 days after the notice specified below; provided, however, that if any such failure shall cease, or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured;

(5) there is a default with respect to any Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $35,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after the notice specified below; provided, however, that if any such default or acceleration shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured;

(6) the Company or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Subsidiary Guarantor in an involuntary case;

(B) appoints a Custodian of the Company or for any substantial part of the property of the Company or any Subsidiary Guarantor; or

(C) orders the winding up or liquidation of the Company or any Subsidiary Guarantor;

(or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 consecutive days; or

(8) the Guarantee of any Subsidiary Guarantor ceases to be in full force and effect during its term or such Subsidiary Guarantor denies or disaffirms in writing its obligations under the terms of this Indenture or its Guarantee, in each case, other than any such cessation, denial or disaffirmation in connection with the termination of such Guarantee pursuant to the provisions of Article X.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default with respect to Notes under clauses (3), (4) or (5) of this Section 6.1 is not an Event of Default until the Trustee (by notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Notes (by notice to the Company and to the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in said clause (3), (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.2. Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.1(6) or 6.1(7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders, shall, declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(6) or 6.1(7) with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3. Other Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to collect the payment of principal of, premium, if any, or interest on the Notes or to collect such monies or protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

SECTION 6.4. Waiver of Past Defaults. The Holders of no less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of the Notes, waive any past or existing Default or Event of Default and its consequences except (1) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Note or (2) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default or Event of Default is waived, such Default or Event of Default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5. Control by Majority. Upon provision of security or indemnity satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may conclusively rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any actions or forbearances taken or suffered in accordance with such direction are unduly prejudicial to Noteholders not joining in such direction).

SECTION 6.6. Limitation on Suits. A Holder of Notes may not pursue any remedy with respect to this Indenture or the Notes unless:

(i) An Event of Default shall have occurred and be continuing and the Holder gives to the Trustee prior written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any costs, liabilities or expenses in compliance with such request;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or any other obligor upon the Notes, or any of their creditors or the property of the Company or such other obligor or their creditors and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

SECTION 6.10. Priorities. Any money or other property collected by the Trustee pursuant to Article VI hereof, or any money or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.7;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

THIRD: to the Company.

The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail or electronically deliver to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being understood that permissive rights granted to the Trustee shall not be construed as duties of the Trustee); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officers’ Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection does not limit the effect of subsections (b) or (f) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (f) of this Section 7.1.

(e) The Trustee shall not be liable for interest on any money or other property received by it or for holding moneys or other property uninvested, in either case, except as otherwise agreed between the Company and the Trustee. Money and other property held in trust by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other money or property except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

SECTION 7.2. Rights of Trustee. (a) The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting in reliance on, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or through attorneys and agents, respectively, and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers to exist or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Company or any other obligor on the Notes or by any Holder of the Notes. Any such notice shall reference this Indenture and the Notes.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further reasonable inquiry or reasonable investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and at reasonable times, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee may request that the Company deliver a certificate, substantially in the form of Exhibit A hereto, setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Notes and is continuing and if it is actually known to the Trustee, the Trustee shall mail or electronically deliver to each Noteholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of Noteholders.

SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each January 15 beginning with the January 15 following the date of this Indenture, and in any event prior to March 15 in each year, the Trustee shall mail or electronically deliver to each Noteholder a brief report dated as of such January 15 that complies with Section 313(a) of the Trust Indenture Act if required by such Section 313(a). The Trustee also shall comply with Section 313(b) of the Trust Indenture Act. The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

A copy of each report at the time of its mailing or electronic delivery to Noteholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.7. Compensation and Indemnity. Each of the Company and each Subsidiary Guarantor, jointly and severally, covenants and agrees to pay to the Trustee (and any predecessor Trustee) from time to time such reasonable compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses), disbursements and advances incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business. The Company shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Trust Officer has received written notice and for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company has been prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate, to the extent reasonable, in the defense of any such claim, and, if (in the opinion of counsel to the Trustee) the facts or issues surrounding the claim are reasonably likely to create a conflict with the Company, the Company shall pay the reasonable fees and expenses of separate counsel to the Trustee. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

To secure the Company’s payment obligations under this Section 7.7, the Trustee (including any predecessor trustee) shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the satisfaction, discharge and termination of this Indenture, the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any Bankruptcy Law. In addition to and without prejudice to the rights provided to the Trustee under applicable law or any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.1(6) or (7) with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time upon 30 days’ written notice to the Company. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee upon 30 days’ written notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company shall pay all amounts due and owing to the Trustee under Section 7.7 of this Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or electronically deliver a notice of its succession to Noteholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office with respect to the Notes within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under this Article VII and Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of the parties hereto.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act (a) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met and (b) the following indentures: the Indenture dated as of August 5, 2010, among the Company, the subsidiary guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A. (and the 5.95% Senior Notes due 2020 issued thereunder); the Indenture dated as of August 18, 2014, among the Company, the subsidiary guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A. (and the 4.500% Senior Notes due 2024 and the 2.500% Senior Notes due 2022 issued thereunder); the Indenture dated as of December 8, 2015, among the Company, the subsidiary guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A. (and the 5.000% Senior Notes due 2026 issued thereunder); the Indenture dated as of September 21, 2017, among the Company, the subsidiary guarantors from time to time party thereto and U.S. Bank National Association (and the 3.800% Senior Notes due 2028 issued thereunder); the Indenture dated as of September 19, 2019, among the Company, the subsidiary guarantors from time to time party thereto and U.S. Bank National Association (and the 3.35% Senior Notes due 2030 issued thereunder) and the Indenture dated as of May 5, 2020, among the Company, the subsidiary guarantors from time to time party thereto and U.S. Bank National Association (and the 7.000% Senior Notes due 2025 issued thereunder).

Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1. Discharge of Liability on Notes; Defeasance. (a) With respect to the Notes, when (i) the Company delivers to the Trustee all outstanding Notes that have not already been delivered to the Trustee for cancellation or (ii) (A) all outstanding Notes have become due and payable, whether at maturity, as a result of repayment at the option of the Holders or as a result of the mailing or electronic delivery of a notice of redemption pursuant to Article III hereof or (B) the Notes shall become due and payable at their Stated Maturity within one year, or the Notes are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee, in trust, funds in U.S. dollars in an amount sufficient, or U.S. Government Obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment, in the written opinion of a nationally recognized firm of independent accountants (which need not be provided if only U.S. dollars shall have been deposited), to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date, and if in the case of either clause (i) or (ii) the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate from the Company and an Opinion of Counsel from the Company that all conditions precedent provided herein relating to satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Section 4.2, Section 4.3 and Section 4.8 and the operation of Sections 6.1(3), 6.1(4), 6.1(5) and 6.1(8) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(3), 6.1(4), 6.1(5) or 6.1(8).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clause (a) above or the exercise of a legal defeasance option, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.4, 4.5, 4.6, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Company’s and the Trustee’s obligations in Sections 7.7, 8.4 and 8.5 shall survive such satisfaction and discharge.

SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Notes only if:

(i) the Company irrevocably deposits or causes to be deposited in trust with the Trustee funds in U.S. dollars in an amount sufficient, or U.S. Government Obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment to pay the principal, premium, if any, and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

(ii) unless only U.S. dollars shall have been so deposited, the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their written opinion that the scheduled payments of principal and interest on the deposited U.S. Government Obligations plus any deposited money shall be sufficient, without reinvestment, to pay the principal, premium, if any, and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

(iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(6) or (7) occurs which is continuing at the end of the period;

(iv) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantors;

(v) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vi) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including the proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

SECTION 8.4. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest, and, thereafter all liability of the Trustee and the Paying Agent with respect to such money shall cease, Noteholders entitled to the money must look to the Company for payment as general creditors.

Any unclaimed funds held by the Trustee pursuant to this Section 8.4 shall be held uninvested and without any liability for interest.

SECTION 8.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that (a) if the Company has made any payment of interest on or principal of any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or

U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE IX

Amendments

SECTION 9.1. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without notice to or the consent of any Noteholder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such Person of the obligations of the Company or such Subsidiary Guarantor, in each case, in accordance with the provisions of Article V;

(iii) to add any additional Events of Default;

(iv) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(v) to add one or more guarantees for the benefit of Holders of the Notes;

(vi) to evidence the release of any Subsidiary Guarantor from its Guarantee of the Notes in accordance with this Indenture;

(vii) to add collateral security with respect to the Notes or any Guarantee;

(viii) to add or appoint a successor or separate Trustee or other agent;

(ix) to provide for the issuance of any Additional Notes;

(x) to comply with any requirement in connection with qualifying this Indenture under the Trust Indenture Act;

(xi) to comply with the rules of any applicable securities depository;

(xii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(xiii) to conform the text of this Indenture, the Notes or any Guarantee to any provision of the “Description of Notes” section of the Offering Memorandum to the extent such provision in such “Description of Notes” was intended to set forth, verbatim or in substance, a provision of this Indenture, the Notes or the Guarantees; and

(xiv) to make any change if the change does not adversely affect the interests of any Noteholder.

After an amendment under this Section 9.1 becomes effective, the Company shall mail or electronically deliver to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

SECTION 9.2. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes). However, without the consent of each Noteholder affected thereby, an amendment may not:

(i) change the Stated Maturity of the principal of, or installment of interest on, any Note;

(ii) reduce the principal amount of, or the rate of interest on, any Notes;

(iii) reduce any premium, if any, payable on the redemption of any Note or change the date on which any Note may or must be redeemed or repaid (for the avoidance of doubt, the provisions set forth in Section 4.8 (including the definitions related thereto) may be amended or modified at any time prior to the occurrence of a Change of Control Triggering Event with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding);

(iv) change the coin or currency in which the principal of, premium, if any, or interest on any Note is payable;

(v) release the Guarantee of any Subsidiary Guarantor except as provided in this Indenture, or make any changes to such Guarantee in a manner adverse to the Holders;

(vi) impair the right of any Holder to institute suit for the enforcement of any payment on or after the Stated Maturity of any Note;

(vii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required in order to take certain actions;

(viii) reduce the requirements for quorum or voting by Holders in this Indenture or the Notes;

(ix) modify any of the provisions of this Indenture regarding the waiver of past defaults and the waiver of certain covenants by Holders except to increase any percentage vote required or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder affected thereby; or

(x) modify any of the above provisions of this Section 9.2.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.2 becomes effective, the Company shall mail or electronically deliver to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3. [Reserved].

SECTION 9.4. Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective with respect to the Notes, it shall bind every Noteholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Company shall provide in writing to the Trustee an appropriate notation to be placed on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and receive, and (subject to Section 7.1) shall be fully protected in conclusively relying upon an Officers’ Certificate of the Company and an Opinion of Counsel each stating that such amendment complies with the provisions of this Article IX and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company in accordance with its terms subject to customary exceptions.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental Indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

Guarantees

SECTION 10.1. Guarantees. Each of the Subsidiary Guarantors hereby fully unconditionally and irrevocably guarantees, jointly and severally, as primary obligor and not merely as surety, to each Holder of the Notes and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of (and premium, if any) and interest, if any, on the Notes and all other obligations of the Company under this Indenture and the Notes (the “Obligations”) to the Trustee and to the Holders. Each of the Subsidiary Guarantors further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

Each of the Subsidiary Guarantors waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each of the Subsidiary Guarantors waives notice of any default under the Notes or the Obligations. The obligations of each of the Subsidiary Guarantors hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise, (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement, (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them or (e) any change in the ownership of the Company.

Each of the Subsidiary Guarantors further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

The obligations of each of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

Each of the Subsidiary Guarantors further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest, if any, on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any of the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each of the Subsidiary Guarantors hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

Each of the Subsidiary Guarantors further agrees that, as between itself, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Guarantee.

Each of the Subsidiary Guarantors also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.

SECTION 10.2. No Subrogation. Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any of the Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any of the Subsidiary Guarantors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 10.3. Consideration. Each of the Subsidiary Guarantors has received, or shall receive, direct or indirect benefits from the making of its Guarantee.

SECTION 10.4. Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.5. Execution and Delivery. To evidence its Guarantee set forth in Section 10.1 hereof, each Subsidiary Guarantor hereby agrees that this Indenture (or a supplemental indenture, as the case may be) shall be executed on behalf of such Subsidiary Guarantor by one of its Officers, managers, its trustee, its managing member or its general partner, as the case may be.

Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer, manager, trustee, managing member or general partner of a Subsidiary Guarantor whose signature is on this Indenture (or a supplemental indenture, as the case may be) no longer holds that office at the time the Trustee authenticates the Notes, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.6. Release of Subsidiary Guarantors. A Subsidiary Guarantor will be automatically released from all its obligations under the Notes, this Indenture and its Guarantee, and its Guarantee will automatically terminate (1) upon the termination for any reason of the obligations of such Subsidiary Guarantor as a guarantor or borrower under the Credit Agreement (including, without limitation, pursuant to the terms of the Credit Agreement, upon agreement of the requisite lenders under the Credit Agreement or upon the termination of the Credit Agreement or upon the replacement thereof with a credit facility not providing for such Subsidiary Guarantor to be a guarantor or a borrower thereunder), (2) upon the exercise of the legal defeasance option or the covenant defeasance option pursuant to Section 8.1(b), or upon satisfaction and discharge of this Indenture pursuant Section 8.1(a) and (3) upon the consummation of any sale or other disposition of any or all of the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) or other transaction such that after giving effect to such sale, disposition or other transaction such Subsidiary Guarantor is no longer a Domestic Subsidiary of the Company. Upon request of the Company, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.

SECTION 10.7. Future Subsidiary Guarantors. After the Issue Date, the Company shall cause any Domestic Subsidiary that is not a Subsidiary Guarantor and that becomes a guarantor or a borrower under the Credit Agreement to execute and deliver to the Trustee within 60 days of becoming a guarantor or borrower under the Credit Agreement, a supplemental indenture pursuant to which such Domestic Subsidiary shall become a Subsidiary Guarantor and shall provide a Guarantee of the Obligations.

ARTICLE XI

Miscellaneous

SECTION 11.1. Concerning the Trust Indenture Act. Except where and to the extent specific provisions of the Trust Indenture Act are expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes.

SECTION 11.2. Notices. Any notice or communication shall be in writing (including facsimile) and delivered in person, via facsimile, electronically or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

Expedia Group, Inc.

1111 Expedia Group Way W

Seattle, WA 98119

Attention: Treasurer and General Counsel

if to the Trustee:

U.S. Bank National Association

Seattle Tower

1420 Fifth Avenue, Suite 700

Seattle, WA 98101

Attention: Global Corporate Trust Services

Any notices between the Company, the Subsidiary Guarantors and the Trustee may be by electronic delivery, facsimile or certified first-class mail, receipt confirmed. The Company, the Subsidiary Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Notices or communications also may be electronically delivered to Noteholders.

Failure to mail or electronically deliver a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, .pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 11.3. Communication by Holders with other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate of the Company in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel of the Company in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Notwithstanding the foregoing, no such Opinion of Counsel shall be given with respect to the authentication and delivery of any Initial Notes issued on the Issue Date.

SECTION 11.5. Statements Required in Certificate or Opinion. The certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i) a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (an “Affiliate”) shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.8. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.9. No Recourse Against Others. A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.12. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes (as defined in the Appendix hereto).

SECTION 11.13. [Reserved].

SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.15. Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.17. FATCA. The Trustee and the Issuer shall each be entitled to deduct any withholding tax required to be withheld under Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”), and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax. Each of the Issuer and the Trustee agrees to reasonably cooperate and to use commercially reasonable efforts to provide information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to FATCA Withholding Tax.

SECTION 11.18. Electronic Signatures. For the avoidance of doubt, for all purposes of this Indenture and any document to be signed or delivered in connection with or pursuant to this Indenture (except where a manual signature is expressly required by the terms of this Indenture), the words “execution,” “signed,” “signature,” “delivery,” and words of like import shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

EXPEDIA GROUP, INC.,
as Issuer

By:	/s/ Lance A. Soliday
Name:	Lance A. Soliday
Title:	Senior Vice President, Chief Accounting Officer and Controller

[Signature Page to Indenture]

CARRENTALS.COM, INC.,
CRUISE, LLC,
EAN.COM, LP,
EGENCIA LLC,
EXPEDIA GROUP COMMERCE, INC.,
EXPEDIA LX PARTNER BUSINESS, INC.
EXPEDIA, INC.
HIGHER POWER NUTRITION COMMON HOLDINGS, LLC,
HOTELS.COM, L.P.,
HOTWIRE, INC.,
INTERACTIVE AFFILIATE NETWORK, LLC,
LEMS I LLC,
LIBERTY PROTEIN, INC.,
NEAT GROUP CORPORATION,
O HOLDINGS INC.,
ORBITZ FINANCIAL CORP.,
ORBITZ FOR BUSINESS, INC.,
ORBITZ TRAVEL INSURANCE SERVICES, LLC,
ORBITZ WORLDWIDE, INC.,
ORBITZ WORLDWIDE, LLC,
ORBITZ, INC.,
ORBITZ, LLC,
OWW FULFILLMENT SERVICES, INC.,
TRAVELSCAPE, LLC,
TRIP NETWORK, INC.,
VRBO HOLDINGS, INC.,
WWTE, INC., as Subsidiary Guarantors

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer & Secretary

[Signature Page to Indenture]

BEDANDBREAKFAST.COM, INC.,
HOMEAWAY SOFTWARE, INC.,
HOMEAWAY.COM, INC., as Subsidiary Guarantors

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer

[Signature Page to Indenture]

HOTELS.COM GP, LLC, as Subsidiary Guarantor

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Manager

HRN 99 HOLDINGS, LLC, as Subsidiary Guarantor

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Manager

[Signature Page to Indenture]

LEMS I LLC, a Delaware limited liability company, on behalf of
LEXEB, LLC, and
LEXE MARGINCO, LLC, as Subsidiary Guarantors

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer & Secretary

[Signature Page to Indenture]

VITALIZE, LLC, as Subsidiary Guarantor

By:	/s/ Michael S. Marron
Name:	Michael S. Marron
Title:	Senior Vice President, Legal and Assistant Secretary

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Thomas Zrust
Name:	Thomas Zrust
Title:	Vice President

[Signature Page to Indenture]

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO THE NOTES

1.    Definitions

1.1    Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(d) of this Appendix.

“Depository” or “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Initial Notes” means $2,000,000,000 aggregate principal amount of 6.250% Senior Notes due 2025 issued on the Issue Date.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc. and Standard Chartered Bank and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means the Initial Notes and the Additional Notes, if any, treated as a single class.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated April 23, 2020, among the Company, the Subsidiary Guarantors and the representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) of this Appendix.

1.2    Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)

2.    The Notes.

2.1    (a) Form and Dating. The Notes will be offered and sold by the Company pursuant to the Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note or any other global note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note or any other global note only upon certification in form reasonably satisfactory to the Trustee and the Company that beneficial ownership interests in such Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Appendix - 2

Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in a form reasonably satisfactory to the Trustee and the Company) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in a form reasonably satisfactory to the Company and the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as the “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)    Definitive Notes. Except as provided in this Section 2.1, Section 2.3 or Section 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Appendix - 3

2.2    Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $2,000,000,000 6.250% Senior Notes due 2025 and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.2 of the Indenture, in each case upon a written order of the Company signed by an Officer of the Company, such order to specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3    Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

Appendix - 4

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred. Notwithstanding anything herein to the contrary, the Registrar shall

Appendix - 5

have no responsibilities to seek, and need not receive, any certificates, opinions or other documentation in connection with the transfer of a beneficial interest within a single Global Note.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Legend.

(i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Transfer Restricted Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: THE DATE ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT

Appendix - 6

THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Appendix - 7

UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

Appendix - 8

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4    Definitive Notes.

(a) A Global Note deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, and in either case, a successor depository is not appointed by the Company within 90 days of such notice or of its becoming aware of such lack of registration, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its designated Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(d) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.6 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

Appendix - 9

EXHIBIT 1

to

RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes offered otherwise than in reliance on Regulation S]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH

REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE THAT IS THE DATE ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS NOTE), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT

2

HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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[FORM OF FACE OF NOTE]

No.	$[ ] (subject to adjustment as reflected in the Schedule of Increases or Decreases in Global Note attached hereto)

EXPEDIA GROUP, INC.

6.250% SENIOR NOTE DUE 2025

CUSIP NO. [                    ]

ISIN NO. [                    ]

Expedia Group, Inc., a Delaware corporation, for value received, promises to pay to                     , or registered assigns, the principal sum of                      Dollars (subject to adjustment as reflected in the Schedule of Increases or Decreases in Global Note attached hereto) on May 1, 2025.

Interest Payment Dates: May 1 and November 1 of each year, commencing on [November 1, 2020] [first interest payment date relating to any Additional Notes].

Record Dates: April 15 and October 15 of each year (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, EXPEDIA GROUP, INC. has caused this Note to be duly executed.

Dated:                      , 20

EXPEDIA GROUP, INC.,

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

by	Authorized Signatory

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[FORM OF REVERSE SIDE OF NOTE]

6.250% Senior Note due 2025

1.	Interest

Expedia Group, Inc., a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 6.250% per annum, subject to adjustment pursuant to paragraph 5 of this Note.

The Company shall pay interest semiannually in arrears on May 1 and November 1 of each year (each such date, an “Interest Payment Date”), commencing on [November 1, 2020] [first interest payment date relating to any Additional Notes]. Interest on the Notes shall accrue from [May 5, 2020] [date of issuance of any Additional Notes] [prior interest payment date], or from the most recent date to which interest has been paid or duly provided for on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 (whether or not a Business Day) immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal and premium payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note held by the Depository (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by the Depository. The Company may make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee; provided, that such Holder shall have furnished the Paying Agent with wire transfer instructions satisfactory to the Paying Agent at least 15 calendar days prior to the payment date.

If any interest payment date or other payment date of a Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that the payment was due, and no interest shall accrue on that payment for the period from and after that interest payment date or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

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3.	Paying Agent and Registrar

U.S. Bank National Association, a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent.

4.	Indenture

The Company issued the Notes under an Indenture dated as of May 5, 2020 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Company. This Note is one of the Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date and any Additional Notes issued in accordance with Section 2.13 of the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create liens, enter into sale and lease-back transactions and enter into mergers and consolidations.

The Notes are guaranteed to the extent provided in the Indenture.

5.	Interest Rate Adjustment

The interest rate payable on the Notes shall be subject to adjustment from time to time if either Moody’s or S&P (or, in either case, a Substitute Rating Agency) downgrades (or subsequently upgrades) its rating assigned to the Notes, as set forth below.

If the rating of the Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Notes shall increase from the interest rate set forth in paragraph 1 of this Note by an amount equal to the sum of the applicable percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

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S&P Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency

For purposes of making adjustments to the interest rate on the Notes, the following rules of interpretation shall apply:

(1) if at any time less than two Rating Agencies (excluding, for paragraph 5 of this Note, specific references therein to Fitch) provide a rating on the Notes for reasons not within the Company’s control (i) the Company shall use commercially reasonable efforts to obtain a rating on the Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (ii) such Substitute Rating Agency shall be substituted for the last Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the Notes set forth in paragraph 1 of this Note plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

(2) for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the Notes, any increase or decrease in the interest rate on the Notes necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3) if both Rating Agencies cease to provide a rating of the Notes for any reason, and no Substitute Rating Agency has provided a rating on the Notes, the interest rate on the Notes shall increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Notes prior to any such adjustment;

(4) if Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within the Company’s control, the Company shall not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the Notes, as the case may be;

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(5) each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(6) in no event shall (i) the interest rate on the Notes be reduced to below the interest rate on the Notes at the time of initial issuance or (ii) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their initial issuance; and

(7) subject to clauses (3) and (4) above, no adjustment in the interest rate on the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes.

If at any time the interest rate on the Notes has been adjusted upward and either of the Rating Agencies or a Substitute Rating Agency, as applicable, subsequently increases its rating of the Notes, the interest rate on the Notes shall again be adjusted (and decreased, if appropriate) such that the interest rate on the Notes equals the original interest rate payable on the Notes prior to any adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the Notes at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the Notes shall be decreased to the interest rate on the Notes set forth in paragraph 1 of this Note.

Any interest rate increase or decrease described above shall take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change by such Rating Agency to occur shall control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the Notes.

The interest rate on the Notes shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency) if the Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

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If the interest rate on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, shall be deemed to include any such additional interest unless the context otherwise requires.

6.	Optional Redemption

Prior to February 1, 2025 (the date that is three months prior to the Stated Maturity of the Notes), the Notes shall be redeemable, in whole or in part, from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case, plus accrued and unpaid interest thereon to but excluding the redemption date.

On or after February 1, 2025 (the date that is three months prior to the Stated Maturity of the Notes), the Notes shall be redeemable, in whole or in part, from time to time, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

The following terms are relevant to the determination of the redemption price for any redemption prior to February 1, 2025 (the date that is three months prior to the Stated Maturity of the Notes):

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming for such purpose that the Notes matured on February 1, 2025) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker is given fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means J.P. Morgan Securities LLC, BofA Securities, Inc. or Goldman Sachs & Co. LLC (or their respective successors) as may be appointed from time to time by the Company.

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“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.

“Reference Treasury Dealer” means (i) two of J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC (or their respective successors) selected by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company may substitute another Primary Treasury Dealer and (ii) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption if such Notes matured on February 1, 2025 (the date that is three months prior to the maturity date of the Notes); provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced (solely for purposes of making this determination) by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Except as set forth above, the Notes shall not be redeemable at the election of the Company prior to maturity.

The Notes shall not be entitled to the benefit of any sinking fund.

7.	Notice of Redemption

Notice of redemption will be mailed or electronically delivered if held by the Depository at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all

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such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $2,000. Notes of $2,000 or less may be redeemed in whole and not in part. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before 11:00 a.m. (New York City time) on the redemption date (or, if the Company or any of its Subsidiaries is the Paying Agent, such money is segregated and held in trust), on and after the redemption date interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.

8.	Put Provisions

Upon a Change of Control Triggering Event, subject to limited exceptions, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of such repurchase) as provided in, and subject to the terms of, the Indenture.

9.	Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture; provided that no service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing or electronic delivery of a notice of redemption of Notes to be redeemed and ending on the date of such mailing or electronic delivery.

10.	Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes (subject to the rights of a registered holder as of a record date prior thereto to receive interest due on an interest payment date as provided herein and in the Indenture).

11.	Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after the date of payment of principal, premium, if any, and interest, the Trustee or Paying Agent shall pay the money back to the Company at its

9

request. After any such payment, all liability of the Trustee and the Paying Agent with respect to such money shall cease and Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. dollars or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange for Notes) and (ii) any default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. However, the Indenture requires the consent of each Noteholder that would be affected for certain specified amendments or modifications of the Indenture and the Notes. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Noteholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such Person of the obligations of the Company or such Subsidiary Guarantor in accordance with Article V of the Indenture, or to add any additional Events of Default, or to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Subsidiary Guarantor, or to add one or more guarantees for the benefit of the Holders of the Notes, or to evidence the release of any Subsidiary Guarantor from its Guarantee of the Notes in accordance with the Indenture, or to add collateral security with respect to the Notes or any Guarantee, or to add or appoint a successor or separate Trustee or other agent, or to provide for the issuance of any Additional Notes, or to comply with any requirement in connection with qualifying the Indenture under the Trust Indenture Act, or to comply with the rules of any applicable securities depository, or to provide for uncertificated Notes in addition to or in place of certificated Notes in accordance with the Indenture, or to conform the text of the Indenture, this Note or any Guarantee to any provision of the “Description of Notes” section of the Offering Memorandum to the extent such provision in such “Description of Notes” was intended to set forth, verbatim or in substance, a provision of the Indenture, this Note or the Guarantees, or to make any change if the change does not adversely affect the interests of any Noteholder.

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14.	Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal, or premium, if any, on the Notes when due at its Stated Maturity, upon optional redemption or otherwise; (iii) failure by the Company or any Subsidiary Guarantor to comply with any other agreement in the Indenture or the Notes, subject to notice and lapse of time; (iv) failure to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) in an amount in excess of $35,000,000, subject to certain conditions; (v) default in respect of other Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) in an amount in excess of $35,000,000, which results in the acceleration of such Indebtedness, subject to certain conditions; (vi) certain events of bankruptcy or insolvency involving the Company or any Subsidiary Guarantor; and (vii) the Guarantee of any Subsidiary Guarantor ceases to be in full force and effect during its term or any Subsidiary Guarantor denies or disaffirms in writing its obligations under the Indenture or its Guarantee, other than any such cessation, denial or disaffirmation in connection with the termination of such Guarantee pursuant to the provisions of the Indenture.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it in good faith determines that withholding notice is not opposed to their interest.

15.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

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16.	No Recourse Against Others

A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).

19.	[CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.] [For Notes to be issued with CUSIP or ISIN numbers.]

20.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. No.)

and irrevocably appoint                  as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer or exchange of any of the certificated Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW:

(1)	☐	to the Company; or

(2)	☐	for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(3)	☐	after expiration of the Distribution Compliance Period to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note pursuant to the offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; or

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(4)	☐	pursuant to Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act; or

(5)	☐	pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Registrar may refuse to register any of the certificated Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature

(Signature must be guaranteed by a participant in a recognized

Signature Guarantee Medallion Program or other signature

guarantor program reasonably acceptable to the Registrar)

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TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this certificated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Signature Guarantee:
Signature

(Signature must be guaranteed by a participant in a

recognized Signature Guarantee Medallion Program or

other signature guarantor program reasonably

acceptable to the Registrar)

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.8 of the Indenture, check the box:

☐	Change of Control

☐     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.8 of the Indenture, state the principal amount to be purchased: $             ($1,000 or an integral multiple thereof, provided that the unpurchased portion of this Note must be in a principal amount of at least $2,000)

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)
Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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Exhibit A

INCUMBENCY CERTIFICATE

The undersigned,                                     , being the                                          of                                          (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the adjacent right column opposite their respective names and the signatures appearing in the far right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, U.S. Bank National Association, as Trustee under the Indenture dated as of May 5, 2020, among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the          day of                     , 20    .

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